Exhibit 5.1

July 31, 2007

Maidenform Brands, Inc.
154 Avenue E
Bayonne, New Jersey 07002

Ladies and Gentlemen:

We are acting as counsel to Maidenform Brands, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 309,285 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), which (i) were issued to the certain of the Selling Stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of March 16, 2004 (the “Merger Agreement”), by and among the Company, Maidenform, Inc., MF Merger Corporation and Ares Corporate Opportunities Fund, L.P. or (ii) are issuable to certain of the Selling Stockholders pursuant to certain stock-based awards (the “Awards”) granted in accordance with the Plans.  The “Plans” include the Maidenform Brands, Inc. 2004 Stock Option Plan, the Maidenform Brands, Inc. 2004 Rollover Stock Option Plan and the Maidenform Brands, Inc. 2005 Stock Incentive Plan.

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the authorization and issuance of the Shares and the resolutions adopted as of May 11, 2004, July 28, 2004, August 5, 2004, April 4, 2005, July 6, 2005, October 25, 2006 and July 31, 2007; (iv) the Merger Agreement; (v) the Plans, and (vi) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, assuming no change in the applicable law or pertinent facts, the Shares are duly authorized and, when and to the extent (i) issued in accordance with the terms of the Awards and the Plans, including payment of the applicable exercise price therefor, and/or (ii) re-sold pursuant to and as described in the Registration Statement and the related prospectus (as amended and supplemented through the date of such sale), will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

Very truly yours,

/s/ PROSKAUER ROSE LLP

PROSKAUER ROSE LLP